SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 3, 2003

PENTHOUSE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

333-83448	65-1158257
(Commission File Number)	(I.R.S. Employer Identification No.)

11 Penn Plaza, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 702-6000
(Registrant’s Telephone Number, Including Area Code)

Item 5. Other Events.
Signatures

Item 5. Other Events.

     On June 3, 2003, Registrant was advised by the United States Securities and Exchange Commission (the “SEC”) that the SEC has commenced an inquiry of Registrant. The inquiry pertains to Registrant’s financial statements for the year ended December 31, 2002 and the quarter ended March 31, 2003, the accounting treatment of its website management agreement, and the engagement and termination of auditing or accounting services during 2002 and 2003. The SEC advised Registrant that the inquiry should not be construed as an indication by the SEC or its staff that any violation of law has occurred. Registrant is cooperating fully with the SEC.

     As a result of Registrant’s discussions with the SEC, Registrant has identified certain statements in its Form 10-Q for the quarter ended March 31, 2003 filed on May 23, 2003 (the “Quarterly Report”) that are inaccurate. These statements include the following:

•	That certain subsidiaries (the “Subsidiaries”) of General Media, Inc. entered into a “trademark licensing and website management agreement” with Penthouse Financial, LLC as of January 13, 2003. In fact, the Subsidiaries did not enter into such an agreement with Penthouse Financial, LLC until May 21, 2003 (the “Website Agreement”), and the Website Agreement recited that such agreement was effective as of March 31, 2003. Registrant anticipates that the Website Agreement will be amended.

•	That as consideration for General Media, Inc. and its subsidiaries (collectively, “General Media, Inc.”) entering into a “trademark licensing and website management agreement” with Penthouse Financial, LLC, Vector Partners, LLC (“Vector”), an affiliate of Penthouse Financial, LLC, agreed to pay a non-refundable fee of $1,000,000 to General Media, Inc. which fee was paid on January 6, 2003. In fact, only the Subsidiaries and Penthouse Financial, LLC entered into the Website Agreement. In addition, the amount of $1,000,000 was paid to General Media International, Inc., holder of 85% of the outstanding shares of Registrant’s common stock, by Vector on January 6, 2003 as a loan, and Vector assigned the receivable from such loan to Penthouse Financial, LLC on May 21, 2003. Such loan was converted into a non-refundable fee to the Subsidiaries by the Website Agreement dated May 21, 2003, as of March 31, 2003.

     Registrant currently is determining what changes need to be made to the financial statements included in the Quarterly Report. Registrant has not yet determined whether there are other inaccuracies in the Quarterly Report. Accordingly, investors are urged not to rely on the Quarterly Report. As previously disclosed, the Registrant intends to file an amended Form 10-Q for its quarter ended March 31, 2003 as soon as possible.

     Registrant believes that its existing disclosure controls and procedures were adequate and that the inaccuracies in the Quarterly Report were the result of an inadvertent failure to comply with such controls and procedures. Registrant is currently reviewing ways in which its disclosure controls and procedures can be improved to ensure prompt and accurate reporting to the SEC.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Penthouse International, Inc.

Dated: June 13, 2003	By:	/s/ Robert C. Guccione

Robert C. Guccione, President